SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                   of 1934


        Date of Report (Date of earliest event reported) March 8, 1999


                        DIALYSIS CORPORATION OF AMERICA
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Florida                  0-8527               59-1757642
----------------------------     -----------         -------------------
(State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)          File Number)        Identification No.)


      27 Miller Avenue, Lemoyne, Pennsylvania            17043
     ----------------------------------------         ----------
     (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code (717) 730-6164
                                                         --------------

Item 5.  Other Events

     The Company's board of directors has extended the exercise period of its 2,300,000 outstanding common stock purchase warrants (the "Warrants") for a period of six months to October 16, 1999 from April 16, 1999. The Warrants were originally issued in 1996 pursuant to a regis-tered offering of securities of the Company which included 1,150,000 shares of its common stock and 2,300,000 Warrants exercisable at $4.50 per share. The Warrants are subject to redemption by the Company at $.10 per Warrant under certain conditions, including a trading price of $6.75 per share, for 15 consecutive trading days prior to notice of redemption. The closing prices of the common stock and Warrants on Friday, March 5, 1999 as reported by Nasdaq were $1.38 and $.219, respectively. The common stock did not trade on Monday, March 8, 1999 and the closing price of the Warrants on that date was $.25. The Company's securities trade on the Nasdaq SmallCap Market under the symbols DCAI for the common stock and DCAIW for the Warrants. In the last two years the common stock has not traded at $6.75, and the Company does not anticipate redeeming the Warrants.

     Assuming full exercise of the Warrants, the Company would realize gross proceeds of approximately $10,350,000, which would be reduced by fees of 5% of the proceeds from Warrants exercised to Joseph Dillon & Company, Inc. ("Dillon"), the underwriter of the Company's 1996 public offering which included the Warrants, subject to certain contingencies, among which are that the Warrants are not held in any discretionary accounts and Dillon is designated as the soliciting broker. The net proceeds after costs to the Company from the exercise of the Warrants, assuming all Warrants are exercised, would be approximately $9,832,000 and would be applied to reducing debt and for working capital. There is no assurance as to the extent of any exercise of the Warrants, particularly in view of the current market price of the common stock being less than the Warrant exercise price. Therefore, there can be no assurance that the Company will realize any proceeds.

     The Company is in the process of preparing an updated registration statement covering the common stock issuable upon exercise of the Warrants. Until such registration statement is filed with and declared effective by the Securities and Exchange Commission and the states in which the Warrantholders are located, the Warrants may not be exercised and the Company will not issue any shares of common stock.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

     (a)  Financial statements of businesses acquired

          Not Applicable

     (b)  Pro forma financial information

          Not Applicable

     (c)  Exhibits

          (4) Instruments Defining the Rights of Security Holders, Including Indentures

               (i) Amendment No. 1 to Warrant Agreement between the Company, Continental Stock Transfer & Trust Company and Joseph Dillon & Company, Inc. dated March 9, 1999.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DIALYSIS CORPORATION OF AMERICA

                                  /s/ Thomas K. Langbein
                               By-----------------------------
                                 THOMAS K. LANGBEIN, Chairman
                                 of the Board and Chief Executive
                                 Officer

Dated:  March 9, 1999